UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2013 (April 23, 2013)

Warner Music Group Corp.

(Exact name of Registrant as specified in its charter)

Delaware	001-32502	13-4271875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 275-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

WMG Acquisition Corp. (“WMG” or the “Company”) has entered into an amendment, dated April 23, 2013 (the “Revolving Credit Agreement Amendment”) to its senior secured revolving credit agreement, dated November 1, 2012 (the “Revolving Credit Agreement”), among WMG, as borrower, Credit Suisse AG, as administrative agent, and the other financial institutions and lenders from time to time party thereto.

The Revolving Credit Agreement Amendment reduces the applicable interest rate margin under the Revolving Credit Agreement to reflect current market pricing upon the closing of the Incremental Credit Facility (as defined below) (or, in certain circumstances, earlier) and increases flexibility under the Revolving Credit Agreement to make investments in non-guarantors so as to permit internal reorganizations and optimization of ownership structure in foreign subsidiaries.

Item 2.02. Results of Operations and Financial Condition

See disclosure under “Recent Developments” in Item 7.01 below and incorporated by reference herein.

Item 7.01. Regulation FD Disclosure

Proposed Financing

In connection with certain proposed debt financing transactions by WMG, a subsidiary of Warner Music Group Corp. (“Parent”), in connection with the Company’s acquisition of Parlophone Label Group (“PLG”) from Universal Music Group (“Universal”), a subsidiary of Vivendi (the “PLG Acquisition”), the information set forth below and included in Exhibit 99.1 hereto, including certain information about PLG, is being provided to potential lenders under the proposed Incremental Credit Facility (as defined below). The information set forth in Exhibit 99.1 hereto is incorporated herein by reference. Except as otherwise indicated, the terms “we,” “us,” “our,” and “ours,” refer to WMG.

In connection with the PLG Acquisition, WMG is seeking a new $820 million delayed draw senior secured term loan (the “Incremental Credit Facility”) to finance the PLG Acquisition, pay related fees and expenses, and for general corporate purposes. The Incremental Credit Facility will be an incremental term loan facility under WMG’s existing term loan credit agreement.

Proposed Debt Repayment

WMG currently intends to use approximately $175 million of available cash (i) to redeem approximately $72 million in aggregate principal amount of WMG’s 6.000% Senior Secured Notes due 2021 and 6.250% Senior Secured Notes due 2021 (together, the “Existing Secured Notes”) and to pay related call premiums of 3% and (ii) prior to the completion of the Incremental Credit Facility financing, to repay approximately $100 million in aggregate principal amount of borrowings under WMG’s existing senior secured term loan facility. The amount and timing of any such redemption or repayment, and the indebtedness to be repaid, will depend on the amount of cash available and other circumstances at the time WMG elects to make any such redemption or repayment.

Recent Developments

We have presented below certain preliminary estimated financial information of Parent for the three months ended March 31, 2013 based on currently available information. We have also presented below a preliminary estimate of WMG’s Covenant EBITDA for the twelve months ended March 31, 2013. Neither Parent nor WMG has finalized its results for the periods presented below. In addition, Ernst & Young LLP, our independent public accounting firm, has not performed any procedures with respect to the preliminary estimated financial information contained below, nor have they expressed any opinion or other form of assurance on such preliminary estimated financial information or its achievability. These preliminary estimates should not be regarded as a representation by Parent, us or our management as to our actual financial results for the periods presented below. The preliminary estimated financial information presented below is inherently uncertain, is subject to change and Parent’s or our actual financial results may differ from such preliminary estimates.

For the three months ended March 31, 2013, the Company’s consolidated revenue is estimated to have been in a range of approximately $665 million to $685 million, compared to $623 million for the combined three months ended March 31, 2012. The Company estimates revenue of its Recorded Music business, prior to intersegment eliminations, to have been in a range of approximately $546 million to $562 million, compared to $499 million for the combined three months ended March 31, 2012, and revenue of its Music Publishing business, prior to intersegment eliminations, to have been in a range of approximately $125 million to $129 million, compared to $127 million for the combined three months ended March 31, 2012.

Reported OIBDA for the Company is estimated to have been in a range of approximately $111 million to $121 million, compared to $85 million for the combined three months ended March 31, 2012. The Company’s Covenant EBITDA is estimated to have been in a range of approximately $483 million to $493 million for the last twelve months ended March 31, 2013, as compared to $454 million for the last twelve months ended March 31, 2012.

The Company also estimates its cash and cash equivalents as of March 31, 2013 to have been approximately $295 million, which amount does not reflect its payment of interest of approximately $54 million on April 1, 2013.

Forward-Looking Statements

Certain statements and information in this report, including the information with respect to Parent’s and our projected estimated financial results, our intention to redeem or repay existing indebtedness, statements regarding the consummation of the PLG Acquisition and any statements other than statements of historical facts, may be deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. There are a number of risks and uncertainties that could cause Parent’s and our actual results to differ materially from those provided herein, including: the continued decline in the global recorded music industry and the rate of overall decline in the music industry; downward pressure on our pricing and our profit margins and reductions in shelf space; our ability to identify, sign and retain artists and songwriters and the existence or absence of superstar releases; threats to our business associated with home copying and Internet downloading; the significant threat posed to our business and the music industry by organized industrial piracy; the popular demand for particular recording artists and/or songwriters and albums and the timely completion of albums by major recording artists and/or songwriters; the diversity and quality of our portfolio of songwriters; the diversity and quality of our album releases; the impact of legitimate channels for digital distribution of our creative content; our dependence on a limited number of online music stores, in particular Apple’s iTunes Music Store, for the online sale of our music recordings and their ability to significantly influence the pricing structure for online music stores; our involvement in intellectual property litigation; our ability to continue to enforce our intellectual property rights in digital environments; our ability to develop a successful business model applicable to a digital environment and to enter into artist services and expanded-rights deals with recording artists in order to broaden our revenue streams in growing segments of the music business; the impact of heightened and intensive competition in the recorded music and music publishing businesses and our inability to execute our business strategy; the failure of regulators to approve the PLG Acquisition; the risk that the PLG Acquisition may not be completed on the expected time table, or at all; failure to realize expected synergies and other benefits contemplated by the PLG Acquisition; disruption from the PLG Acquisition making it more difficult to maintain certain strategic relationships; risks relating to recent or future ratings agency actions or downgrades as a result of the PLG Acquisition or any associated financing; risks associated with our non-U.S. operations, including limited legal protections of our intellectual property rights and restrictions on the repatriation of capital; significant fluctuations in our operations and cash flows from period to period; our inability to compete successfully in the highly competitive markets in which we operate; further consolidation of our industry and its impact on the competitive landscape of the music industry, specifically the acquisition of the recorded music business of EMI Group (“EMI”) by Universal and of the music publishing business of EMI by a consortium led by Sony Corporation of America; trends, developments or other events in some foreign countries in which we operate; local economic conditions in the countries in which we operate; our failure to attract and retain our executive officers and other key personnel; the impact of rate regulations on our Recorded Music and Music Publishing businesses; the impact of rates on other income streams that may be set by arbitration proceedings on our business; an impairment in the carrying value of goodwill or other intangible and long-lived assets; unfavorable currency exchange rate fluctuations; our failure to have full control and ability to direct the operations we conduct through joint ventures; legislation limiting the terms by which an individual can be bound under a “personal services” contract; a potential loss of catalog if it is determined that recording artists have a right to recapture rights in their recordings under the U.S. Copyright Act; trends that affect the end uses of our musical compositions (which include uses in broadcast radio and television, film and advertising businesses); the growth of other products that compete for the disposable income of consumers; the impact of, and risks inherent in, acquisitions or business combinations; risks inherent to our outsourcing of information technology infrastructure and certain finance and accounting functions; the fact that we have engaged in substantial restructuring activities in the past, and may need to implement further restructurings in the future and our restructuring efforts may not be successful or generate expected cost savings; the impact of our substantial leverage, including any increase associated with additional indebtedness to be incurred in connection with the PLG Acquisition, on our ability to raise additional capital to fund our operations, on our ability to react to changes in the economy or our industry and on our ability to meet our obligations under our indebtedness; the ability to generate sufficient cash to service all of our indebtedness, and the risk that we may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful; the fact that our debt agreements contain restrictions that limit our flexibility in operating our business; our indebtedness levels, and the fact that we may be able to incur substantially more indebtedness which may increase risks created by our substantial indebtedness; the significant amount of cash required to service our indebtedness and the ability to generate cash or refinance indebtedness as it becomes due depends on many factors, some of which are beyond our control; risks that downgrade, suspension or withdrawal of the rating assigned by a rating agency to us could impact our cost of capital; risks relating to Access Industries, Inc. (“Access”), which indirectly owns all of our outstanding capital stock, and controls our company and may have conflicts of interest with the holders of our debt or us in the future; risks that Access may also enter into, or cause us to enter into, strategic transactions that could change the nature or structure of our business, capital structure or credit profile; our reliance on one company as the primary supplier for the manufacturing, packaging and physical distribution of our products in the U.S. and Canada and part of Europe; risks related to evolving regulations concerning data privacy which might result in increased regulation and different industry standards; changes in law and government regulations and risks related to other factors discussed in Parent’s Annual Report on Form 10-K for the year ended September 30, 2012 and Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2012.

Non-GAAP Financial Measures; Basis of Presentation

This report includes a discussion of Parent OIBDA and WMG Covenant EBITDA. These measures are non-GAAP financial measures that in each case are not recognized under accounting principles generally accepted in the U.S., or “GAAP”.

Because of the forward-looking nature of the estimated reported OIBDA and Covenant EBITDA ranges for the twelve months ended March 31, 2013 presented above, specific quantifications of the amounts that would be required to reconcile estimated net loss to estimated reported OIBDA and Covenant EBITDA are not available. The Company believes that there is a degree of volatility with respect to certain of its GAAP measures, including certain adjustments made in order to arrive at the relevant non-GAAP measures, which preclude the Company from providing accurate estimated GAAP to non-GAAP reconciliations. The Company believes that providing estimates of the amounts that would be required to reconcile the range of the non-GAAP OIBDA and Covenant EBITDA to estimated net loss for the twelve months ended March 31, 2013 would imply a degree of precision that could be confusing or misleading to investors for the reasons identified above.

OIBDA is defined as Parent’s operating income (loss) before non-cash depreciation of tangible assets, non-cash amortization of intangible assets and non-cash impairment charges to reduce the carrying value of goodwill and intangible assets. We consider OIBDA to be an important indicator of the operational strengths and performance of our businesses, including the ability to provide cash flows to service debt. However, a limitation of the use of OIBDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our businesses. Accordingly, OIBDA should be considered in addition to, not as a substitute for, operating income, net income (loss) and other measures of financial performance reported in accordance with GAAP. Covenant EBITDA as presented herein is a financial measure defined in the instruments governing WMG’s outstanding indebtedness as “EBITDA.” Covenant EBITDA differs from the term “EBITDA” as it is commonly used. For example, the definition of Covenant EBITDA, in addition to adjusting net income to exclude interest expense, income taxes and depreciation and amortization, also adjusts net income by excluding items or expenses not typically excluded in the calculation of “EBITDA” such as, among other items, (1) the amount of any restructuring charges or reserves; (2) any non-cash charges (including any impairment charges); (3) any net loss resulting from hedging currency exchange risks; (4) the amount of management, monitoring, consulting and advisory fees; (5) business optimization expenses (including consolidation initiatives, severance costs and other costs relating to initiatives aimed at profitability improvement) and (6) stock-based compensation expense and also includes an add-back for certain projected cost savings and synergies. Because not all companies calculate OIBDA and Covenant EBITDA identically (if at all), the presentations herein may not be comparable to other similarly titled measures used by other companies. Further, these measures should not be considered as substitutes for the information contained in the historical financial information of Parent and WMG prepared in accordance with GAAP. This presentation also includes WMG’s estimate of Covenant EBITDA for the twelve months ended March 31, 2013 on a pro forma basis after giving effect to the PLG Acquisition. In preparing this estimate, WMG has included an adjustment that reflects an estimate of PLG’s EBITDA (defined as its earnings before interest, taxation, depreciation and amortization) for the twelve months ended September 30, 2012.

The entities that comprise PLG are being divested by Universal in order to comply with divestiture conditions imposed by the European Commission in connection with the acquisition by Universal of the Recorded Music business of EMI in September 2012. In certain cases, these businesses have been carved out from businesses being retained by Universal. The financial information that was used to arrive at PLG’s EBITDA for the twelve months ended September 30, 2012 and the other financial information relating to PLG set forth above and in Exhibit 99.1 hereto, includes certain summary pro forma income statement data for the twelve-month period ended September 30, 2012 compiled from local statutory accounts for the entities that comprise PLG and adjusted to reflect certain assets to be purchased by the Company or retained by Universal, as provided to the Company and its affiliates in connection with the PLG Acquisition. The financial information relating to PLG set forth above was not prepared in accordance with GAAP, IFRS or any other body of generally accepted accounting principles or any rules or regulations promulgated by the Securities and Exchange Commission including, without limitation, Regulation S-X, and includes financial information relating to EMI Music France SAS. The financial information relating to PLG has not been independently verified and no assurance can be given as to its accuracy or completeness in all respects. The Company’s estimate of its Covenant EBITDA for the twelve months ended March 31, 2013 on a pro forma basis also includes WMG’s current estimate of certain anticipated synergies associated with the PLG Acquisition.

This report also includes results for Parent that have been calculated on a combined basis. In accordance with GAAP and as a result of the acquisition of Parent by Access in July 2011, Parent’s historical consolidated financial results for fiscal 2011 are presented in two periods: the period from July 20, 2011 to September 30, 2011 (“Successor”) and from October 1, 2010 to July 19, 2011 (“Predecessor”). The Successor period and the Predecessor period are presented on different bases and are, therefore, not comparable. We believe that using 2011 results in this report as calculated on a combined basis enables a meaningful comparison of Parent’s historical and estimated results. Results calculated on a combined basis have not been prepared in accordance with GAAP.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

99.1	Information regarding Warner Music Group Corp. and Parlophone Label Group provided to potential lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARNER MUSIC GROUP CORP.

BY:	/s/ Paul M. Robinson
Paul M. Robinson Executive Vice President, General Counsel and Secretary

Date: April 25, 2013